UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 30, 2010

CRA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	000-24049	04-2372210
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

200 Clarendon Street, Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (617) 425-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders

On April 30, 2010, we held a special meeting in lieu of annual meeting of shareholders. A total of 11,039,966 shares of our common stock were outstanding as of March 8, 2010, the record date for the special meeting. Set forth below are the matters acted upon at the special meeting and the final voting results on each matter as reported by our inspector of elections.

Proposal One: Election of Directors

Our shareholders elected Paul A. Maleh, Thomas S. Robertson and William T. Schleyer as members of our board of directors as Class III directors for a three-year term. The results of the vote were as follows:

Nominee	For	Withheld	Broker Non-Votes
Paul A. Maleh	10,398,250	47,056	190,652

Thomas S. Robertson	10,405,260	40,046	190,652

William T. Schleyer	9,502,953	942,353	190,652

Proposal Two: Approval of Amendments to Our 2006 Equity Incentive Plan

Our shareholders voted to amend our 2006 equity incentive plan to increase the maximum number of shares of our common stock issuable under the plan by 1,464,000 and to decrease the “fungibility ratio,” the rate at which each share of our common stock underlying any award granted on or after April 30, 2010 under the plan (other than a stock option) counts against this maximum number of shares, from 2.2 to 1.83. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
6,258,550	4,183,525	3,231	190,652

Proposal Three: Ratification of KPMG as our Independent Registered Public Accountants for Fiscal 2010

Our shareholders ratified our selection of KPMG LLP as our independent registered public accountants for our fiscal year ending November 27, 2010. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
10,529,512	98,207	8,239	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRA INTERNATIONAL, INC.

Dated: May 4, 2010	By:	/s/ Wayne D. Mackie
Wayne D. Mackie
Executive Vice President, Treasurer, and Chief Financial Officer